   As filed with the Securities and Exchange Commission on September 5, 2001

                                      Registration Nos.: 333-92259 and 333-57890
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                 NEW JERSEY                              22-3103129
        (State or other jurisdiction                  (I.R.S. Employer
      of incorporation or organization)              Identification No.)

                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
                                 (978) 657-7500
               (Address, including ZIP code, and telephone number,
        including area code, of registrant's principal executive offices)


            DUSA PHARMACEUTICALS, INC. 1996 OMNIBUS PLAN, AS AMENDED
                            (Full title of the plans)


                            NANETTE W. MANTELL, ESQ.
                                 REED SMITH LLP
                           PRINCETON FORRESTAL VILLAGE
                           136 MAIN STREET - SUITE 250
                           PRINCETON, NEW JERSEY 08540
                                 (609) 514-8541
 (Name, address, including ZIP code, and telephone number,including area code, of agent for service)

                                   COPIES TO:
                       DR. D. GEOFFREY SHULMAN, PRESIDENT
                           DUSA PHARMACEUTICALS, INC.
                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
                                 (978) 657-7500

                         CALCULATION OF REGISTRATION FEE


                                                            Amount      Proposed Maximum   Proposed Maximum    Amount of
          Title of Each Class of Securities                 to be      Offering Price Per  Aggregate Offer   Registration
                  to be Registered                      Registered(1)         Share             Price             Fee
                  ----------------                      -------------  ------------------  ----------------  ------------
1996 Omnibus Plan, as Amended -
  Shares of common stock no par value                      656,054          $10.98(2)       $7,203,472.92     $1,800.87
  (options reserved for future grants)

TOTAL REGISTRATION FEE ..............................                                                         $1,800.87

(1) Together with an indeterminate number of additional shares which may be issued pursuant to the 1996 Omnibus Plan, as amended, as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the high and low price as reported on The NASDAQ National Market on August 31, 2001.

                             INTRODUCTORY STATEMENT

      This registration statement relates to shares of DUSA common stock, no par value, eligible for issuance under the DUSA Pharmaceuticals, Inc. 1996 Omnibus Plan, as amended. The Plan was previously reported in a registration statement on Form S-8 filed with the Securities and Exchange Commission on December 7, 1999, file number 333-92259 and additional shares were registered in a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 29, 2001 file number 333-57890. This registration statement is being filed to register an additional 656,054 shares of DUSA common stock that may be issued pursuant to the Plan as a result of an amendment to the Plan that increases the number of shares that may be issued under the Plan from 15% of DUSA's outstanding shares of common stock to 20% of the outstanding shares of common stock to a maximum of 2,753,328 shares of common stock.

      In accordance with the provisions of General Instruction E of Form S-8, DUSA hereby incorporates by reference the contents of DUSA's currently effective registration statements on Form S-8, file number 333-92259 and 333-57890, filed with the Securities and Exchange Commission on December 7, 1999 and March 29, 2001, respectively.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     EXHIBITS

(a) All exhibits filed with or incorporated by reference in DUSA's Registration Statement on Form S-8 (Registration Statement No: 333-92259) are incorporated by reference into and shall be deemed a part of, this registration statement, except the following:

            (4) Instruments defining the rights of security holders (4.1) DUSA Pharmaceuticals, Inc. 1996 Omnibus Plan, as
                        amended.

            (5)   Opinion re: legality
                  (5.1) Opinion of Reed Smith LLP.

            (23)  Consents of experts and counsel
                  (23.1) Consent of Deloitte & Touche LLP.
                  (23.2) Consent of Reed Smith LLP, included in Exhibit 5.1.

            (24)  Power of Attorney
                  (24.1) Power of Attorney (See Signature Page)

            (99)  Additional Exhibits

                  (99.1) Form of Omnibus Nonqualified Stock Option Agreement with Increasing Exercise Price filed as Exhibit 99.5 to Registrant's registration statement on Form S-8 No. 333-57890, and is incorporated herein by reference.

                  (99.2) Form of Omnibus Incentive Stock Option Agreement with Increasing Exercise Price filed as Exhibit 99.6 to Registrant's registration statement on Form S-8 No. 333-57890, and is incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on September 5, 2001.

                                              DUSA Pharmaceuticals, Inc.
                                              ----------------------------------
                                                                      Registrant


                                              By: s/D. Geoffrey Shulman
                                              ----------------------------------
                                              Dr. D. Geoffrey Shulman, President

                                POWER OF ATTORNEY

      Know All Men By These Presents, that each person whose signature appears below constitutes and appoints D. Geoffrey Shulman as his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any related registration statement registering additional shares in accordance with General Instruction E to the Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/D. Geoffrey Shulman               Director, Chairman of the Board,          September 5, 2001
---------------------------          President, Chief Executive Officer,       -----------------------
D. Geoffrey Shulman, MD,             (Principal Executive Officer)             Date
FRCPC

/s/Mark  C. Carota                   Vice President, Operations                September 5, 2001
---------------------------                                                    -----------------------
Mark C. Carota                                                                 Date

               *                     Vice President, Business                  September 5, 2001
---------------------------          Development                               -----------------------
Ronald L. Carroll                                                              Date

               *                     Vice President, Technology                September 5, 2001
---------------------------                                                    -----------------------
Scott L. Lundahl                                                               Date

               *                     Vice President, Scientific Affairs        September 5, 2001
--------------------------                                                     -----------------------
Stuart L. Marcus, MD, PhD                                                      Date

/s/John E. Mattern                   Vice President of Finance and Chief       September 5, 2001
---------------------------          Financial Officer (Principal Financial    -----------------------
John E. Mattern                      and Accounting Officer)                   Date

/s/William R. McIntyre               Vice President, Regulatory Affairs        September 5, 2001
---------------------------                                                    -----------------------
William R. McIntyre                                                            Date

/s/Paul A. Sowyrda                   Vice President, Product                   September 5, 2001
---------------------------          Development and Marketing                 -----------------------
Paul A. Sowyrda                                                                Date

               *                     Director                                  September 5, 2001
---------------------------                                                    -----------------------
John H. Abeles                                                                 Date

               *                     Director                                  September 5, 2001
---------------------------                                                    -----------------------
James P. Doherty, BSc                                                          Date

               *                     Director                                  September 5, 2001
---------------------------                                                    -----------------------
Jay M. Haft, Esq.                                                              Date

               *                     Director                                  September 5, 2001
---------------------------                                                    ------------------------
Richard C. Lufkin                                                              Date

               *                     Secretary                                 September 5, 2001
--------------------------                                                     ------------------------
Nanette W. Mantell                                                             Date


*By: s/D. Geoffrey Shulman
 --------------------------------------------------
       D. Geoffrey Shulman, Attorney-in-Fact